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Exhibit 1

For Immediate Release:
December 11, 2000

                EarthWeb Announces Agreements With Element K For

      MeasureUp Test Preparation Products & EarthWeb's Education Courseware


Strategic Highlights

..    EarthWeb Expands Reseller Relationship with Element K For MeasureUp Test
     Preparation Products
..    Element K Gains License To Host MeasureUp Test Preparation Products On
     ElementK.com
..    EarthWeb Transfers Certain Education Courseware Assets To Element K Press

New York, NY, December 11, 2000 -- EarthWeb (Nasdaq:EWBX) announced today that it has entered into a series of agreements that expand Element K's role as a reseller of MeasureUp Test Preparation Products, license certain MeasureUp content to Element K, and transfer certain assets of EarthWeb's education courseware business to Element K Press. MeasureUp is a service of EarthWeb Career Solutions, which includes Dice.com, a leading nationwide job site for Information Technology (IT) Professionals.

"Element K has significant worldwide sales and distribution capability in the education market," said Jack D. Hidary, President and CEO of EarthWeb. "The expertise and customer relationships which Element K brings will allow us to extend and enhance our sales and marketing reach for both MeasureUp and Dice.com products and services."

"These licensing and reseller agreements highlight the competitive strengths of both organizations. Element K Press is the market leader for courseware that prepares individuals for IT certifications, and MeasureUp is the market leader in test preparation exams that also help prepare students for certification. These license agreements enable Element K Press to offer the highly regarded and complimentary MeasureUp products directly to our customers," said Laura Schaefer, General Manager of Element K Press.

Financial Terms. Financial terms for the content licensing agreement between Element K and EarthWeb's MeasureUp were not disclosed. As part of this agreement, EarthWeb has agreed to transfer certain education courseware assets, such as customer databases, to Element K.

As a result of this transaction, EarthWeb will no longer resell educational courseware. Discontinuing this line of business is expected to result in approximately $300,000 to $500,000 in incremental, non-recurring costs in the current quarter associated with inventory write-offs, severance and related expenses. Revenues recorded in the fourth quarter of 2000 from the educational courseware business are anticipated to be substantially lower than in previous quarters of 2000, due to the decision to exit this business.

Additional brief comments by management will be webcast later today on EarthWeb's Investor Relations website, www.ewbx.com; after five days, this
                                       ------------
webcast will be archived in the Conference Calls section of www.ewbx.com.
                                                            ------------

About Element K

With more than 550 information technology and business courses designed exclusively for the Web,

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Element K offers instructor-led online courses, self-paced tutorials, a comprehensive reference library and dynamic interaction with experts and peers. Element K hosts an online learning environment integrated with a powerful learning management system. Visit Element K's online learning solutions at www.elementk.com.
----------------

About Element K Press

Element K's online offerings are complemented and augmented by its sister company Element K Press (www.elementkpress.com), a leading publisher of
                        -----------------------
information technology courseware. Element K Press also operates the leading IT training center in Rochester, N.Y. Element K Press Journals (www.elementkjournals.com) publishes computer-related journals and information
--------------------------
products that help individuals become more proficient computer users. Element K and Element K Press are based in Rochester, N.Y., and employ more than 570 people.

About MeasureUp

EarthWeb Career Solutions, part of the EarthWeb network of online IT services, includes dice.com and MeasureUp. MeasureUp (www.measureup.com) creates
                                           -------------------
preparation products for professional certifications using an innovative testing system to deploy individually licensed preparation products over the web.

About EarthWeb

EarthWeb Inc. (Nasdaq: EWBX, www.earthweb.com), the IT Career Solutions Company TM, is the leading online provider of career development resources and technical expertise to the world's Information Technology (IT) professionals. Through its network of online services including dice.com, measureup.com, earthweb.com and itknowledge.com, EarthWeb provides a comprehensive set of solutions to a broad range of IT professionals, from CTOs to programmers, IT recruiters and HR managers. EarthWeb's dice.com is the leading online IT job board, as ranked by Media Metrix and Alexa in 2000.

This press release may be deemed to contain forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability, anticipated revenues and expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission.

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At the Company:
---------------

Constance Melrose                           Harold Miltsch
Vice President, Investor Relations          Chief Marketing Officer

ir@earthweb.com                             pr@earthweb.com
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(212) 725-6550                              (212) 725-6550


 EarthWeb and the EarthWeb logo are registered trademarks of EarthWeb Inc. All other trademarks are the property of their respective owners.